Exhibit 99.1

Motricity to Acquire Adenyo, a Leading Mobile Advertising and

Analytics Solutions Provider

Motricity to Deliver Highly-Targeted Mobile Marketing and Advertising Solutions

to Hundreds of Millions of Users across a Wide Range of Devices Including:

iPhone, iPad, Android, and BlackBerry

Bellevue, WA and Toronto, ON – Jan. 31, 2011 – Motricity (NASDAQ: MOTR) today announced it has signed an agreement to acquire Adenyo (www.adenyo.com), a mobile marketing, advertising and analytics solutions provider with operations in the United States, Canada and France. Adenyo enables enterprises, brands, media companies, advertising agencies and mobile operators such as; McDonald’s, Coca-Cola, Ford Motor Company, Paramount Pictures, Garnier, Omnicom Media Group and Bouygues Telecom, to directly engage consumers through the delivery of highly targeted mobile marketing and advertising campaigns. The addition of Adenyo will significantly enhance Motricity’s ability to deliver a full range of mobile data service solutions to its mobile operator and enterprise customers around the world, all through its cloud computing based managed service platform.

The planned integration of Adenyo’s mobile advertising and analytics capabilities into Motricity’s mCore Platform, combined with mCore’s existing content management and mobile commerce capabilities, will create a solution set that will deliver high value and highly relevant content, applications, goods, services and advertising campaigns all through one highly scalable, carrier-grade, managed service platform. These new capabilities will significantly enhance Motricity’s ability to fully capitalize on the tremendous growth taking place in the global mobile data market, especially the smartphone segment.

ABI Research forecasts an unprecedented opportunity for growth in the mobile marketing and advertising market, projecting global spend will reach $28.9 billion by 2014.

“The power of highly targeted mobile advertising, combined with highly targeted mobile commerce solutions is going to transform the mobile data industry,” said Ryan Wuerch, chief executive officer of Motricity. “Adenyo’s technology, mobile marketing and advertising expertise and their long-standing relationships with powerful enterprise customers will significantly strengthen our position in the mobile data services ecosystem.”

“We are delighted to become part of the Motricity family”, said Tyler Nelson, chief executive officer and chairman of Adenyo. “Motricity is a proven market leader in the mobile data services industry and has reached the level of scale and global presence required to lead the next wave of mobile data services value creation. The ability to offer dynamic mobile advertising and mobile commerce through one integrated, managed service platform - informed by advanced analytical consumer insights - will usher in the next generation of high value, highly relevant mobile experiences.”

Terms of the Transaction and Financial Information

The acquisition of Adenyo, Inc. will be made for initial consideration of $100 million (subject to certain adjustments for working capital and indebtedness), consisting of cash, expected to be paid out of cash-on-hand, and shares of Motricity’s common stock. A minimum of 50% of the initial consideration will be cash; however, the cash component can be increased up to 100% at Motricity’s election. The agreement with Adenyo also contains an earn-out provision pursuant to which Motricity would pay between $0 and $50 million, in cash, common stock, or a combination thereof, at Motricity’s election, based on Adenyo’s financial performance during the 12 month period following closing of the transaction.

Adenyo’s unaudited 2010 revenues, including the pro forma results for the full year impact of acquisitions, are approximately $20 million recognized in accordance with International Financial Reporting Standards. Management’s expectation is that this transaction will be accretive to Motricity’s earnings per share for 2011 excluding the impact of transaction and expected integration costs.

The transaction is expected to be completed by the end of the first quarter of 2011, subject to closing conditions and receipt of regulatory approvals, including a fairness hearing before a Canadian court and approval by Adenyo’s shareholders. The agreement with Adenyo requires that any shares of Motricity Common Stock to be issued in connection with the transaction are to be exempt from the registration requirements of the United States Securities Act of 1933 Act by virtue of the exemption provided by Section 3(a)(10).

The terms of the transaction will be more fully described by Motricity in a current report on Form 8-K to be filed with the United States Securities and Exchange Commission.

Conference Call and Webcast Information for Financial Analysts & Investors:

Motricity will host a conference call today, Monday, January 31, 2011 at 2:00 p.m., Pacific Time to discuss the acquisition of Adenyo. To participate on the live call, analysts and investors should dial 877-941-2321 at least ten minutes prior to the call. Motricity will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s website at www.motricity.com.

About Motricity

Motricity (NASDAQ: MOTR) is a leading mobile data solutions provider exclusively focused on the rapidly growing mobile Internet market. It serves some of the world’s largest mobile operators and enterprises, simplifying the mobile Internet and creating high value and highly relevant mobile experiences for consumers. Motricity helps companies leverage the power of mobility to make direct, personalized connections with their customers. For more information, visit www.motricity.com or follow the company on Twitter @motricity.

About Adenyo

With operations in North America and Europe, Adenyo enables agencies, brands and mobile operators to develop, target, execute and measure fully integrated mobile marketing strategies and campaigns. Adenyo powers four solution areas through its integrated marketing software platform – predictive analytics, mobile web & applications, mobile messaging campaigns and mobile advertising – and has delivered thousands of successful campaigns for the world’s most demanding organizations; allowing brands to capitalize on the unique opportunities that only mobile can deliver. For more information, please visit: www.adenyo.com.

Forward-looking Statements

Statements made in this release and related statements that express Motricity’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding; the timing of the closing of the acquisition, the expected synergies and impact of the transaction, our view of general economic and market conditions, and the integration of Adenyo’s business into ours. They also include statements about our ability to develop, produce, market, license or sell our products, solutions and services, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, the satisfaction of closing conditions, our ability to achieve expected synergies, our ability to integrate Adenyo’s business into ours, and the risks and uncertainties described more fully in our filings with the Securities and Exchange Commission.

Media Contact:	Investor Contact:
Motricity	The Blueshirt Group
Jennifer Morgan	Alex Wellins
Public Relations Director	Managing Director
425 638 8375 m: 206 931 4559	415-217-5861
jennifer.morgan@motricity.com	alex@blueshirtgroup.com

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